Exhibit 99.1

Molecular Templates Announces Agreement with Takeda for the Joint Development of a Protein-Based Oncology Therapy

The Agreement Will Support the Development of a Potential New Treatment Option for

Multiple Myeloma

AUSTIN, Texas, September 19, 2018 — Molecular Templates, Inc. today announced an agreement with Takeda Pharmaceutical Company Limited (Takeda) for the joint development of CD38-targeted engineered toxin bodies (ETBs) for the treatment of patients with diseases such as multiple myeloma. The lead development candidate is a CD38-targeted ETB that resulted from a previous discovery collaboration between the two companies.

The parties developed preclinical stage ETBs targeting CD38 under the prior discovery collaboration. Takeda and Molecular Templates will further develop the ETBs for the treatment of multiple myeloma under this new license, development and commercialization agreement.

“This collaboration builds on Takeda’s deep history and commitment to the study of blood cancers, including multiple myeloma,” said Philip Rowlands, Ph.D., Head, Oncology Therapeutic Area Unit at Takeda. “Throughout our research collaboration with Molecular Templates, we have seen the promise of its ETB platform for the discovery and development of new therapies. As we expand our relationship and continue to explore next-generation modalities, our hope is to bring forth new and important treatment options for patients.”

Under the terms of the agreement, Takeda will make an upfront payment of $30 million and Molecular Templates is eligible to receive development, regulatory and commercial milestone payments of up to $632.5 million if Molecular Templates exercises its co-development option or $337.5 million if Molecular Templates does not exercise or opts out of its co-development option. Takeda has also agreed to pay royalties on sales of the commercial product developed through the collaboration. Molecular Templates and Takeda will share equally in the development costs.

“We have worked closely with Takeda’s scientific team since October 2016 to develop CD38-targeted ETBs with substantial improvements over our own internal program, MT-4019,” said Eric Poma, Ph.D., Molecular Templates’ Chief Executive and Scientific Officer. “Takeda’s expertise in multiple myeloma and strong antibody capabilities allowed us to develop CD38-targeted ETBs that, of the ones tested to date, are the most potent ETBs we have created with our platform. We look forward to moving this program into the clinic.”

Multiple myeloma cells widely express the CD38 protein, making it an increasingly important target in the development of therapeutics for multiple myeloma. CD38-targeted ETBs recognize the protein and deliver a modified bacterial toxin that enters the myeloma cells and destroys them through the enzymatic and irreversible destruction of ribosomes. Unlike other CD38-targeted therapies, ETBs are not reliant on the body’s own immune system for effectiveness, offering the potential of broader and deeper responses.

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About Molecular Templates

Molecular Templates is focused on the discovery, development and commercialization of next-generation immunotoxins called Engineered Toxin Bodies (ETBs) for the treatment of cancers and other serious diseases. For additional information, please visit Molecular Templates’ website at www.mtem.com.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Molecular Templates disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Act’s Safe Harbor for forward-looking statements. All statements, other than statements of historical facts, included in this press release regarding strategy, future results, future financial position, future revenue, prospects, plans and objectives of Molecular Templates are forward-looking statements. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Molecular Templates may identify forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the development of the potential for CD-38 targeting ETBs under the agreement; the expected timing and the potential for payments under the agreement; and the Company’s belief that its proprietary biologic drug platform technology, or ETBs, provides for a differentiated mechanism of action that may address some of the limitations associated with currently available cancer therapeutics.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to, the uncertainties inherent in the preclinical and clinical development process; risks associated with the joint development of CD38-targeted ETBs; whether the Company’s cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; the ability of the Company to protect its intellectual property rights; and legislative, regulatory, political and economic developments, as well as those risks identified under the heading “Risk Factors” in the Company’s filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

Investor Contact:

Adam Cutler

Chief Financial Officer

adam.cutler@mtem.com

862-204-4006

Source: Molecular Templates, Inc.